Exhibit 99.2

FOR IMMEDIATE RELEASE

•   GLOBAL HEADQUARTERS:

200 INNOVATION WAY

AKRON, OHIO 44316-0001

•   MEDIA WEBSITE:

WWW.GOODYEARNEWSROOM.COM

•   MEDIA CONTACT:

ED MARKEY

330.796.8801

EMARKEY@GOODYEAR.COM

•   ANALYST CONTACT:

NICHOLAS MITCHELL

330.796.5512

NICHOLAS_MITCHELL@GOODYEAR.COM

NEWS RELEASE

GOODYEAR ANNOUNCES PRICING OF $1.45 BILLION OF SENIOR NOTES IN CONNECTION WITH PLANNED COOPER TIRE ACQUISITION

AKRON, Ohio, May 14, 2021 – The Goodyear Tire & Rubber Company today announced that it has priced its private offering to eligible purchasers of $850 million aggregate principal amount of senior notes due 2029 (the “2029 notes”) and $600 million aggregate principal amount of senior notes due 2031 (the “2031 notes,” and together with the 2029 notes, the “notes”). The notes will be senior unsecured obligations of the company.

The 2029 notes will be offered to eligible purchasers at a price of 100% of their principal amount and will bear interest at a rate of 5.000% per annum. The 2031 notes will be offered to eligible purchasers at a price of 100% of their principal amount and will bear interest at a rate of 5.250% per annum. Goodyear expects the offering to close on May 18, 2021, subject to customary closing conditions.

Goodyear intends to use the net proceeds from this offering, together with cash on hand and borrowings under its revolving credit facility, to fund the cash portion of the consideration for the acquisition of Cooper Tire & Rubber Company and to pay fees and expenses in connection with the acquisition and other transactions related thereto.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Goodyear plans to offer and issue the notes only to qualified institutional buyers pursuant to Rule 144A and to persons outside the United States pursuant to Regulation S, in each case under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

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Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: the impact on us of the COVID-19 pandemic; our success in completing our pending acquisition of Cooper Tire & Rubber Company and our ability to achieve the expected benefits of such acquisition; our ability to pay or refinance our debts or take other actions as a result of incurring significant additional indebtedness in connection with the acquisition; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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